EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         To the Stockholders and Directors of
         Quintek Technologies, Inc.

         We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated October 11, 2002 relating to the financial statements of Quintek Technologies, Inc. as of June 30, 2002 and for the years ended June 30, 2002 and 2001.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.



         /s/ Sprayberry, Barnes, Marietta & Luttrell
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             Sprayberry, Barnes, Marietta & Luttrell
             Oxnard, California
             March 6, 2003